Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Third-Quarter Earnings

•	Quarterly and nine-month reported earnings rise versus 2010
•	Company raises 2011 earnings forecast range
•	U.K. integration execution solidly on track

ALLENTOWN, Pa. (Nov. 3, 2011) ― PPL Corporation (NYSE: PPL) on Thursday (11/3)
announced third-quarter reported earnings of $444 million, or $0.76 per share, up from $248 million, or $0.51 per share, a year ago. For the first nine months of 2011, PPL’s reported earnings were $1.04 billion, or $1.91 per share, compared with $583 million, or $1.40 per share, a year ago.

Adjusting for special items, PPL’s earnings from ongoing operations for the third quarter were $439 million, or $0.76 per share, compared with $358 million, or $0.74 per share a year ago. For the first nine months of 2011, earnings from ongoing operations were $1.1 billion, or $2.02 per share, compared with $954 million, or $2.29 per share, a year ago.

PPL’s earnings from ongoing operations for the first nine months of 2011 were $0.62 per share lower due to dilution from the June 2010 and April 2011 issuances of common stock to fund the acquisitions of regulated utility operations in Kentucky and the United Kingdom. Earnings from ongoing operations for the third quarter of 2011 were $0.15 per share lower due to dilution from the April 2011 issuance.

“Solid performance from our U.K. operations, including the newly acquired Midlands utilities, allows us to raise the mid-point of our earnings guidance range for the year,” said James H. Miller, PPL’s chairman and chief executive officer. “Given the significant progress made on the integration since closing the U.K. acquisition, we are highly confident in our ability to achieve the economic results we projected for that business.”

Based on its strong financial performance to date, PPL raised the lower end of its 2011 forecast range for earnings from ongoing operations to $2.55 to $2.75 per share from the previous range of $2.50 to $2.75 per share.

The company’s 2011 forecast for reported earnings is now $2.44 to $2.64 per share, reflecting special items recorded through the first nine months of 2011.

“The strong performance of our portfolio of regulated businesses ― coupled with the ability of our competitive supply business to offset the negative impact of the unplanned turbine blade-replacement outages at our Susquehanna nuclear plant ― underscores the value that our business mix provides for shareowners,” said Miller.

PPL’s shift to a more regulated business portfolio, Miller said, allows the company to perform well in the current economic environment, while the competitive supply business also preserves a substantial upside potential when wholesale electricity prices recover.

Third-Quarter 2011 Earnings Details

PPL’s reported per share earnings in the third quarter of 2011 included special items that netted to zero. Reported earnings in the third quarter of 2010 reflected net special item charges of $0.23 per share.

Special item credits recorded in the third quarter of 2011 were $0.12 per share due to a change in the U.K. corporate income tax rate, $0.02 per share for foreign currency-related economic hedges and $0.01 per share for cost recoveries in connection with a litigation settlement related to spent nuclear fuel storage. Special item charges were $0.12 per share for U.K. employee separation costs and $0.03 per share for energy-related economic activity.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include acquisition-related costs and the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)

	3rd Quarter
	2011	2010	% Change
Reported Earnings	$444	$248	+79%
Reported Earnings per Share	$0.76	$0.51	+49%
Earnings from Ongoing Operations	$439	$358	+23%
Per Share Earnings from Ongoing Operations	$0.76	$0.74	+3%

(See the tables at the end of this news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Third-Quarter and Nine-Month 2011 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the third quarter and first nine months of 2011, compared with the same periods of 2010.

	3rd Quarter		Year to Date
Per share	2011	2010	2011	2010

Earnings from ongoing operations

Kentucky Regulated	$0.13	$-	$0.34	$-
International Regulated	0.22	0.12	0.58	0.48
Pennsylvania Regulated	0.05	0.08	0.21	0.21
Supply	0.36	0.54	0.89	1.60

Total	$0.76	$0.74	$2.02	$2.29

Special items

Kentucky Regulated	$-	$-	$-	$-
International Regulated (a)	0.02	0.07	(0.16)	0.07
Pennsylvania Regulated	-	-	-	-
Supply	(0.02)	(0.23)	0.05	(0.83)
Other (b)	-	(0.07)	-	(0.13)

Total	$-	$(0.23)	$(0.11)	$(0.89)

Reported earnings

Kentucky Regulated	$0.13	$-	$0.34	$-
International Regulated (a)	0.24	0.19	0.42	0.55
Pennsylvania Regulated	0.05	0.08	0.21	0.21
Supply	0.34	0.31	0.94	0.77
Other (b)	-	(0.07)	-	(0.13)

Total	$0.76	$0.51	$1.91	$1.40

(a) Includes bridge facility and other acquisition-related costs associated with the April 1, 2011, acquisition of the Midlands utility operations.
(b) This category represents bridge facility and other acquisition-related costs incurred prior to the Nov. 1, 2010, acquisition of the Kentucky utility operations.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily includes the regulated electricity and natural gas delivery operations and the regulated electricity generation of Louisville Gas and Electric and Kentucky Utilities.

PPL acquired the Kentucky businesses on Nov. 1, 2010. Earnings from ongoing operations of $0.13 per share in the third quarter and $0.34 per share in the first nine months of 2011 include operating results for these periods, interest expense associated with the equity units issued in June 2010 in connection with the acquisition of these businesses, and dilution of $0.03 and $0.10 per share, respectively, for those periods.

International Regulated Segment
PPL’s international regulated segment includes the U.K. regulated electricity delivery operations of Western Power Distribution, serving Southwest England and South Wales and, effective April 1, 2011, the Midlands region of England.

Earnings from ongoing operations for this segment increased in the third quarter of 2011 by $0.10 per share compared with a year ago. This increase reflects operating results of the newly acquired Midlands businesses, including interest expense associated with the equity units issued in April 2011 to finance the acquisition of these businesses; higher delivery revenues at WPD’s legacy delivery operations, offset by higher income taxes; and dilution of $0.04 per share.

Earnings from ongoing operations for this segment increased during the first nine months of 2011 by $0.10 per share compared with a year ago. This increase primarily resulted from the same factors that drove third-quarter 2011 results and dilution of $0.18 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment includes the regulated electric delivery operations of PPL Electric Utilities.

Earnings from ongoing operations for this segment declined in the third quarter of 2011 by $0.03 per share compared with a year ago. This decline was the result of higher operation and maintenance expense, including higher net storm restoration expenses of $0.01 per share, and dilution of $0.01 per share. These negative factors were partially offset by higher revenue as a result of the January 2011 distribution base rate increase.

Per share earnings from ongoing operations for this segment during the first nine months of 2011 were the same as a year ago. This performance was the net result of higher revenues as a result of the January 2011 distribution base rate increase and lower income taxes, offset by higher operation and maintenance expenses driven by higher storm restoration expenses.

Supply Segment
PPL’s supply segment primarily consists of the domestic energy generation and marketing operations of PPL Energy Supply.

Earnings from ongoing operations for this segment declined in the third quarter of 2011 by $0.18 per share compared with a year ago. This decline was primarily due to lower energy margins as a result of lower Eastern energy and capacity prices, partially offset by higher marketing and trading margins and higher baseload generation. Other factors that negatively impacted the quarter were higher income taxes and dilution of $0.07 per share.

Earnings from ongoing operations for this segment during the first nine months of 2011 declined by $0.71 per share compared with a year ago. This decline was primarily due to lower Eastern energy margins as a result of lower energy and capacity prices, the Susquehanna turbine blade-replacement outages, lower coal generation and higher delivered coal prices, partially offset by higher marketing and trading margins. Also contributing to the decline were higher income taxes; higher operation and maintenance expenses, primarily at the Susquehanna plant; and dilution of $0.27 per share.

2011 Earnings from Ongoing Operations Forecast by Business Segment

Earnings	2011 (Forecast)	2010 (Actual)
(per share)	midpoint

Kentucky Regulated	$0.41	$0.06	*
International Regulated	0.88	0.53
Pennsylvania Regulated	0.28	0.27
Supply	1.08	2.27
Total	$2.65	$3.13

* The 2010 earnings for the Kentucky regulated segment only include results for November and December.

A full year of earnings from the Kentucky regulated segment and a partial year of earnings from the recently acquired U.K. businesses are the largest positive drivers of PPL’s 2011 projected earnings. Offsetting these benefits is dilution of $0.74 per share associated with PPL’s June 2010 and April 2011 issuances of common stock, expected lower wholesale energy margins and the financial impact of the unplanned turbine blade-replacement outages at Susquehanna.

Kentucky Regulated Segment
The projected 2011 segment earnings represent a full year of earnings versus two months in 2010. This segment’s 2011 earnings are expected generally to be driven by the results of electricity and natural gas base rate increases that became effective Aug. 1, 2010. Dilution for 2011 is expected to be $0.12 per share.

International Regulated Segment
PPL projects higher segment earnings in 2011 compared with 2010. This increase is primarily due to the partial year of earnings from the newly acquired U.K. businesses. In addition, PPL expects higher earnings from its legacy WPD business compared with 2010, primarily due to higher electricity delivery revenue and a more favorable currency exchange rate, partially offset by higher income taxes, higher depreciation and higher financing costs. Dilution for 2011 is expected to be $0.24 per share.

Pennsylvania Regulated Segment
PPL projects slightly higher segment earnings compared with 2010, as a result of higher distribution revenues from a Jan. 1, 2011, distribution base rate increase, partially offset by higher operation and maintenance expenses and dilution of $0.08 per share.  In the fourth quarter of 2011, all storm restoration costs incurred during 2011 above PPL Electric's storm insurance coverage will be treated as a special item, as PPL anticipates these costs will be deferred for future recovery.

Supply Segment
PPL expects lower segment earnings compared with 2010 as a result of lower energy margins driven by lower Eastern energy and capacity prices, higher average fuel costs and the turbine blade-replacement outages at the Susquehanna nuclear plant, as well as higher income taxes and higher operation and maintenance expense. Dilution for 2011 is expected to be $0.30 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

###
(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to the live webcast of management’s teleconference with financial analysts about third-quarter 2011 financial results at 9 a.m. EDT Thursday, Nov. 3. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID#21530104).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related costs and charges.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	September 30,	December 31,
	2011 (b)	2010
Assets
Cash and cash equivalents	$1,511	$925
Short-term investments	16	163
Price risk management assets - current	1,393	1,918
Assets held for sale		374
Other current assets	2,492	2,808
Investments	671	693
Property, Plant and Equipment
Regulated utility plant	22,865	15,994
Less: Accumulated depreciation - regulated utility plant	3,419	3,037
Regulated utility plant, net	19,446	12,957
Non-regulated property, plant and equipment	11,536	11,146
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,609	5,440
Non-regulated property, plant and equipment, net	5,927	5,706
Construction work in progress	1,549	2,160
Property, Plant and Equipment, net	26,922	20,823
Regulatory assets - noncurrent	1,277	1,180
Goodwill and other intangibles	5,270	2,727
Price risk management assets - noncurrent	726	655
Other noncurrent assets	678	571
Total Assets	$40,956	$32,837

Liabilities and Equity
Short-term debt	$428	$694
Price risk management liabilities - current	805	1,144
Other current liabilities	3,307	3,376
Long-term debt	17,675	12,161
Deferred income taxes and investment tax credits	3,724	2,800
Price risk management liabilities - noncurrent	508	470
Accrued pension obligations	1,027	1,496
Regulatory liabilities - noncurrent	1,020	1,031
Other noncurrent liabilities	1,346	1,187
Common stock and additional paid-in capital	6,801	4,607
Earnings reinvested	4,547	4,082
Accumulated other comprehensive loss	(500)	(479)
Noncontrolling interests	268	268
Total Liabilities and Equity	$40,956	$32,837

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

(b)	September 30, 2011 balances include the preliminary purchase price allocation associated with the acquisition of WPD Midlands on April 1, 2011.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 (a)	2010	2011 (a)	2010

Operating Revenues
Utility (b)	$1,675	$732	$4,695	$2,438
Unregulated retail electric and gas (b)	189	116	517	321
Wholesale energy marketing
Realized	907	1,192	2,677	3,782
Unrealized economic activity (b)	216	52	229	(190)
Net energy trading margins	(7)	(20)	14	(4)
Energy-related businesses	140	107	387	311
Total Operating Revenues	3,120	2,179	8,519	6,658
Operating Expenses
Operation
Fuel (b)	603	322	1,492	810
Energy purchases
Realized	362	386	1,467	2,132
Unrealized economic activity (b)	176	300	49	418
Other operation and maintenance	735	366	2,041	1,229
Depreciation	252	127	697	376
Taxes, other than income	90	56	238	181
Energy-related businesses	135	100	368	288
Total Operating Expenses	2,353	1,657	6,352	5,434
Operating Income	767	522	2,167	1,224
Other Income (Expense) - net	37	(26)	(2)	(18)
Other-Than-Temporary Impairments	5		6	3
Interest Expense	240	171	678	413
Income from Continuing Operations Before Income Taxes	559	325	1,481	790
Income Taxes	110	19	429	152
Income from Continuing Operations After Income Taxes	449	306	1,052	638
Income (Loss) from Discontinued Operations (net of income taxes)		(53)	2	(38)
Net Income	449	253	1,054	600
Net Income Attributable to Noncontrolling Interests	5	5	13	17
Net Income Attributable to PPL Corporation	$444	$248	$1,041	$583

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$444	$301	$1,039	$621
Income (Loss) from Discontinued Operations (net of income taxes)		(53)	2	(38)
Net Income	$444	$248	$1,041	$583

Earnings Per Share of Common Stock - Basic (c)
Earnings from Ongoing Operations	$0.76	$0.74	$2.02	$2.29
Special Items		(0.23)	(0.10)	(0.89)
Net Income Available to PPL Corporation Common Shareowners	$0.76	$0.51	$1.92	$1.40

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.76	$0.74	$2.02	$2.29
Special Items		(0.23)	(0.11)	(0.89)
Net Income Available to PPL Corporation Common Shareowners	$0.76	$0.51	$1.91	$1.40

Weighted-Average Shares of Common Stock Outstanding (in
thousands)
Basic	577,595	482,552	541,135	414,068
Diluted	578,054	482,762	541,480	414,287

(a)
2011 includes activity for LKE, which was acquired on November 1, 2010, and for WPD Midlands, which was acquired on April 1, 2011. Consistent with PPL’s policy, the results of operations of WPD Midlands are generally consolidated on a one-month lag.

(b)	Includes activity from energy-related contracts that hedge future cash flows that are not eligible for hedge accounting, or for which hedge accounting is not elected.
(c)	Earnings in 2011 and 2010 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Nine Months Ended September 30,
	2011 (a)	2010
Cash Flows from Operating Activities
Net income	$1,054	$600
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	697	387
Amortization	180	156
Defined benefit plans - expense	165	72
Defined benefit plans - funding	(565)	(371)
Deferred income taxes and investment tax credits	403	(179)
Impairment of assets	13	118
Unrealized (gains) losses on derivatives, and other hedging activities	(190)	595
Provision for Montana hydroelectric litigation	10	62
Change in current assets and current liabilities
Counterparty collateral	(273)	169
Other	358	66
Other operating activities	(6)	21
Net cash provided by operating activities	1,846	1,696
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,685)	(980)
Proceeds from the sale of certain non-core generation facilities	381
Proceeds from the sale of the Long Island generation business		124
Acquisition of WPD Midlands	(5,763)
Other investing activities	28	16
Net cash provided by (used in) investing activities	(7,039)	(840)
Cash Flows from Financing Activities
Issuance of long-term debt	5,245	1,750
Retirement of long-term debt	(708)
Issuance of common stock	2,281	2,425
Payment of common stock dividends	(543)	(397)
Redemption of preferred stock of a subsidiary		(54)
Debt issuance and credit facility costs	(84)	(79)
Net increase (decrease) in short-term debt	(322)	(443)
Other financing activities	(65)	(16)
Net cash provided by (used in) financing activities	5,804	3,186
Effect of Exchange Rates on Cash and Cash Equivalents	(25)	10
Net Increase (Decrease) in Cash and Cash Equivalents	586	4,052
Cash and Cash Equivalents at Beginning of Period	925	801
Cash and Cash Equivalents at End of Period	$1,511	$4,853

(a)
2011 includes activity for LKE, which was acquired on November 1, 2010, and for WPD Midlands, which was acquired on April 1, 2011. Consistent with PPL’s policy, the cash flows of WPD Midlands are generally consolidated on a one-month lag.

Key Indicators (Unaudited)

					12 Months Ended
					September 30,
Financial					2011	2010

Dividends declared per share					$ 1.400	$ 1.395
Book value per share (a)					$ 18.77	$ 17.24
Market price per share (a)					$ 28.54	$ 27.23
Dividend yield (a)					4.9%	5.1%
Dividend payout ratio (b)					53%	77%
Dividend payout ratio - earnings from ongoing operations (b)(c)					49%	49%
Price/earnings ratio (a)(b)					10.8	15.0
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)					10.0	9.6
Return on common equity					14.77%	11.39%
Return on common equity - earnings from ongoing operations (c)					15.91%	17.82%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended September 30,			9 Months Ended September 30,
			Percent			Percent
(GWh)	2011	2010	Change	2011	2010	Change

Domestic Retail Delivered (a)
PPL Electric Utilities	9,388	9,645	(2.7%)	28,578	28,314	0.9%
LKE	8,586			23,779
Total	17,974	9,645	86.4%	52,357	28,314	84.9%

Domestic Retail Supplied (b)
PPL EnergyPlus	2,564	2,260	13.5%	6,712	6,891	(2.6%)
LKE	8,586			23,779
Total	11,150	2,260	393.4%	30,491	6,891	342.5%

International Delivered
United Kingdom (c)	17,433	5,933	193.8%	38,758	20,136	92.5%

Domestic Wholesale
PPL EnergyPlus - East (d)	14,122	16,754	(15.7%)	38,377	49,957	(23.2%)
PPL EnergyPlus - West	3,021	2,676	12.9%	7,862	8,125	(3.2%)
LKE	806			2,511
Total	17,949	19,430	(7.6%)	48,750	58,082	(16.1%)

(a) Represents GWh delivered and billed to retail customers.
(b) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey and Montana. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(c) Includes electricity delivered by WPD Midlands since the April 1, 2011 date of acquisition.
(d) Represents GWh generated plus GWh sold under full-requirement sales contracts. The change for both periods was primarily due to less full-requirement sales contracts in 2011.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

3rd Quarter 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$78	$125	$28	$208	$439
Special Items:
Adjusted energy-related economic activity, net	1			(10)	(9)
Foreign currency-related economic hedges		8			8
Impairments:
Adjustments - nuclear decommissioning trust investments				(1)	(1)
WPD Midlands acquisition-related costs:
Separation benefits		(64)			(64)
Other:
Montana hydroelectric litigation				(1)	(1)
LKE discontinued operations	(1)				(1)
Litigation settlement - spent nuclear fuel storage				4	4
Change in U.K. tax rate		69			69
Total Special Items		13		(8)	5
Reported Earnings	$78	$138	$28	$200	$444

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.13	$0.22	$0.05	$0.36	$0.76
Special Items:
Adjusted energy-related economic activity, net				(0.03)	(0.03)
Foreign currency-related economic hedges		0.02			0.02
WPD Midlands acquisition-related costs:
Separation benefits		(0.12)			(0.12)
Other:
Litigation settlement - spent nuclear fuel storage				0.01	0.01
Change in U.K. tax rate		0.12			0.12
Total Special Items		0.02		(0.02)
Reported Earnings	$0.13	$0.24	$0.05	$0.34	$0.76

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date September 30, 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$184	$318	$116	$481	$1,099
Special Items:
Adjusted energy-related economic activity, net	1			4	5
Foreign currency-related economic hedges		8			8
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(3)	(3)
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(30)			(30)
Foreign currency loss on 2011 Bridge Facility		(38)			(38)
Net hedge gains		38			38
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Separation benefits		(68)			(68)
Other acquisition-related costs		(36)			(36)
LKE acquisition-related costs:
Sale of certain non-core generation facilities				(2)	(2)
Other:
Montana hydroelectric litigation				(2)	(2)
LKE discontinued operations	(1)				(1)
Litigation settlement - spent nuclear fuel storage				33	33
Change in U.K. tax rate		69			69
Total Special Items		(87)		29	(58)
Reported Earnings	$184	$231	$116	$510	$1,041

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.34	$0.58	$0.21	$0.89	$2.02
Special Items:
Foreign currency-related economic hedges		0.01			0.01
Impairments:
Renewable energy credits				(0.01)	(0.01)
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(0.05)			(0.05)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.07			0.07
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Separation benefits		(0.13)			(0.13)
Other acquisition-related costs		(0.06)			(0.06)
Other:
Litigation settlement - spent nuclear fuel storage				0.06	0.06
Change in U.K. tax rate		0.13			0.13
Total Special Items		(0.16)		0.05	(0.11)
Reported Earnings	$0.34	$0.42	$0.21	$0.94	$1.91

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

3rd Quarter 2010	(millions of dollars)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$63	$36	$260	$(1)	$358
Special Items:
Adjusted energy-related economic activity, net			4		4
Foreign currency-related economic hedges	(1)				(1)
Impairments:
Emission allowances			(2)		(2)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(27)		(27)
Sale of certain non-core generation facilities			(62)		(62)
Discontinued cash flow hedges and ineffectiveness			(19)		(19)
2010 Bridge Facility costs				(31)	(31)
Other acquisition-related costs				(2)	(2)
Other:
Montana hydroelectric litigation			(1)		(1)
Change in U.K. tax rate	19				19
U.S. Tax Court ruling (U.K. Windfall Profits Tax)	12				12
Total Special Items	30		(107)	(33)	(110)
Reported Earnings	$93	$36	$153	$(34)	$248

	(per share)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$0.12	$0.08	$0.54		$0.74
Special Items:
Adjusted energy-related economic activity, net			0.01		0.01
Impairments:
Emission allowances			(0.01)		(0.01)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(0.06)		(0.06)
Sale of certain non-core generation facilities			(0.13)		(0.13)
Discontinued cash flow hedges and ineffectiveness			(0.04)		(0.04)
2010 Bridge Facility costs				$(0.06)	(0.06)
Other acquisition-related costs				(0.01)	(0.01)
Other:
Change in U.K. tax rate	0.04				0.04
U.S. Tax Court ruling (U.K. Windfall Profits Tax)	0.03				0.03
Total Special Items	0.07		(0.23)	(0.07)	(0.23)
Reported Earnings	$0.19	$0.08	$0.31	$(0.07)	$0.51

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date September 30, 2010	(millions of dollars)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$198	$89	$668	$(1)	$954
Special Items:
Adjusted energy-related economic activity, net			(115)		(115)
Foreign currency-related economic hedges	(2)				(2)
Sales of assets:
Sundance indemnification			1		1
Impairments:
Emission allowances			(9)		(9)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(102)		(102)
Sale of certain non-core generation facilities			(62)		(62)
Discontinued cash flow hedges and ineffectiveness			(19)		(19)
2010 Bridge Facility costs				(44)	(44)
Other acquisition-related costs				(8)	(8)
Other:
Montana hydroelectric litigation			(34)		(34)
Change in U.K. tax rate	19				19
U.S. Tax Court ruling (U.K. Windfall Profits Tax)	12				12
Health care reform - tax impact			(8)		(8)
Total Special Items	29		(348)	(52)	(371)
Reported Earnings	$227	$89	$320	$(53)	$583

	(per share)
	International	Pennsylvania		Unallocated
	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$0.48	$0.21	$1.60		$2.29
Special Items:
Adjusted energy-related economic activity, net			(0.27)		(0.27)
Impairments:
Emission allowances			(0.02)		(0.02)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts			(0.24)		(0.24)
Sale of certain non-core generation facilities			(0.15)		(0.15)
Discontinued cash flow hedges and ineffectiveness			(0.05)		(0.05)
2010 Bridge Facility costs				$(0.11)	(0.11)
Other acquisition-related costs				(0.02)	(0.02)
Other:
Montana hydroelectric litigation			(0.08)		(0.08)
Change in U.K. tax rate	0.04				0.04
U.S. Tax Court ruling (U.K. Windfall Profits Tax)	0.03				0.03
Health care reform - tax impact			(0.02)		(0.02)
Total Special Items	0.07		(0.83)	(0.13)	(0.89)
Reported Earnings	$0.55	$0.21	$0.77	$(0.13)	$1.40